UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

303-892-8715
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock	NBHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2023, the Compensation Committee of the Board of Directors (the “Committee”) of National Bank Holdings Corporation (the “Company”) approved the adoption of the 2023 Equity Unit Incentive Plan (the “Plan”), an equity incentive plan with respect to the class B units (“Class B Units”) of 2UniFi, LLC (“2UniFi”), a wholly owned subsidiary of the Company. The Plan provides for the grant of up to 200,000 Class B Units (intended to be in the form of profits interests) to the employees and other service providers of 2UniFi and its affiliates, including the named executive officers of the Company. The Plan will be administered by the Managing Member Board (as defined in the Plan) of 2UniFi, although the grant of any Class B Units to an executive officer of the Company will be subject to the approval of the Committee.

On the same date, the Committee approved a form of award agreement (the “Award Agreement”) for the grant of Class B Units under the Plan that provides that awards will vest 50% on the third anniversary of the grant date and 25% on each of the fourth and fifth anniversaries of the grant date, generally subject to the holder’s continued employment or provision of services to 2UniFi or its affiliates, including the Company. The Class B Units are subject to accelerated or continued vesting, in full or in part, upon the occurrence of certain events as set forth in the Award Agreement, including certain terminations of a holder’s employment or service, such as a holder’s death or disability or termination other than for cause, for good reason or due to retirement, which vesting may be contingent upon or vary depending on whether the termination is in connection with a change in control of 2UniFi or the Company. Vesting may also occur upon a change in control of 2UniFi, if the holder is an employee of the Company and will not continue to provide services to 2UniFi after the transaction. The Award Agreement reflects the terms applicable to the Class B Units as of the date hereof, but different terms may apply to awards consistent with the terms of the Plan.

The foregoing descriptions of the Plan and Award Agreement are subject to and qualified in their entirety by reference to the full text of the Plan and the Award Agreement, which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	2UniFi LLC, 2023 Equity Incentive Plan
10.2	Form of 2UniFi, LLC Class B Unit Award Agreement
104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Angela Petrucci
Name: Angela Petrucci
Title: Chief Administrative Officer & General Counsel
Date: December 12, 2023